                                                                   EXHIBIT 10.24


                     AMENDED AND RESTATED CONVERTIBLE NOTE
                     -------------------------------------

$4,250,000                                                     March 31, 1999


         FOR VALUE RECEIVED, the undersigned, Network Access Solutions Corporation, a Delaware corporationa corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to the order of Spectrum Equity Investors II, L.P. (hereinafter, the "Holder"), at 245 Lytton Avenue, Palo Alto, California, 94301, or at such other place or to such other party as the holder of this Note may from time to time designate in writing, the principal sum of Four Million Two Hundred Fifty Thousand Dollars with simple interest on the principal balance outstanding from time to time at the rate of interest (the "Interest Rate") of 8% per annum. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds. Interest shall be calculated on the basis of the actual number of days elapsed over a 360-day year. This Convertible Note (the "Note") is being issued pursuant to the terms and conditions of that certain Amended and Restated Note Purchase Agreement of even date herewith (the "Purchase Agreement").

         1.   Payments.  Unless the entire principal and interest amount of this
              --------
Note has been converted pursuant to the terms set forth in Section 4 below, the entire unpaid amount of this Note, together with all accrued, but unpaid, interest and all other fees, costs, and charges, if any, shall be due and payable on March 31, 2004 (the "Maturity Date"). If any amounts due under this Note are due on a day which is not a business day, then such amounts shall be due on the next following day which is a regular business day.

         2.   Application of Payments.  All payments on account of the
              -----------------------
indebtedness evidenced by this Note prior to the Maturity Date shall be applied first, to any and all costs, expenses, or charges then owed the Holder by the Company pursuant to this Note, second, to accrued and unpaid interest hereunder, and third, to the unpaid principal balance hereof.

         3.   Costs of Collections.  If all sums due under this Note are not
              --------------------
paid, in full, when due, the Company agrees to pay, in addition to the sums due hereunder, all reasonable costs of collection (including reasonable attorneys' fees and expenses), whether or not suit is brought.

         4.   Conversion.
              ----------

          (a) The then-outstanding principal and interest amount (the "Conversion Amount") hereof may be converted into shares of the Company's Common Stock upon the initial public offering of the Company's Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), having an aggregate offering price to the public of not less than $25,000,000, based on a pre-money valuation of at least $200,000,000. Upon such conversion, the Conversion Amount shall be converted into such number of shares of the Company's Common Stock as shall be equal to the Conversion Amount divided by the initial per share price to the public specified in the final prospectus with respect to the offering. Before the Holder shall be entitled to convert this Note pursuant to this Section, the Holder shall surrender this Note duly endorsed, at the office of the Company. The Company shall, promptly thereafter, issue and deliver to Holder at the address specified by Holder, or to the nominee or nominees of Holder, a certificate or certificates for the shares of Common Stock to which Holder shall be entitled.

          (b) No fractional shares of Common Stock shall be issued upon conversion of this Note and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

         5.   Change of Control.  All outstanding principal and interest amounts
              -----------------
due hereunder shall become immediately due and payable without notice or demand upon the occurrence of a Change of Control (as defined below). A "Change of Control" shall mean a sale or transfer of all or substantially all of the property or assets of the Company, the consolidation or merger of the Company with or into one or more companies or another similar transaction in which the Company shall not be the surviving entity.

         6.   Events of Default.  This Note shall, at Holder's option, become
              -----------------
immediately due and payable without notice or demand upon the occurrence of one or more of any of the following events (herein, "Events of Default"): (a) the Company shall fail to pay as and when due the principal and interest due on this Note or any portion thereof, and such failure shall continue for a period of ten days; (b) the Company shall be dissolved, make any assignment for the benefit of creditors or commit any act of bankruptcy; (c) there shall be filed or brought against the Company and either (i) adjudicated adversely to it, or (ii) consented to or acquiesced in by it in any manner, or (iii) not dismissed within 90 days, any petition in bankruptcy or any insolvency, receivership, trusteeship, reorganization, debt adjustment, arrangement, composition, extension, debtor relief, relief, dissolution, liquidation, winding up or any similar proceeding, or any proceeding in which its ability to discharge its obligations as they become due, or its ability or right to continue in business and in possession and management of its property as a going concern under the control of its stockholders, is in issue; or (d) final judgment for the payment of money shall be rendered against the Company and any judgment shall not be discharged or appealed within 90 days with a stay of execution. Upon the occurrence of any Event of Default, and at any time thereafter, Holder shall have all of the rights and remedies provided herein and under applicable law.

         7.   Waivers.  All parties to the transaction evidenced by this Note
              -------
hereby jointly and severally waive all exemption rights, whether under any state constitution, homestead exemption or otherwise, and also severally waive demand, presentment for payment, notice of dishonor, valuation and appraisement and expressly agree that the payment dates hereof may be extended from time to time without in any way affecting the liability of the Company, any guarantor, surety or endorser.

         8.   Assignment.  This Note and the obligations hereunder may not be
              ----------
assigned by either party hereto without the consent of the other party. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

         9.   Miscellaneous.  This Note amends and restates the prior
              -------------
Convertible Note dated March 31, 1999 issued by the Company to the Holder. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. In the event any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         IN WITNESS WHEREOF, the Company has duly executed this Note as of the day and year first above written.

ATTEST:                      COMPANY:

                             NETWORK ACCESS SOLUTIONS
                             CORPORATION



/s/ Scott G. Yancey, Jr.      By: /s/ Jonathan P. Aust                (SEAL)
------------------------         ---------------------
                              Name: Jonathan P. Aust
                                   -------------------
                              Title: President and Chief Executive Officer
                                     -------------------------------------

                                       3